Exhibit 99.1

AMENDED AND RESTATED

PAGLO LABS INC.

2007 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

The purpose of this Amended and Restated 2007 Stock Option/Stock Issuance Plan is to advance the interests Paglo Labs Inc. (the “Corporation”) and its Affiliates, by encouraging ownership of Common Stock by employees, directors, officers, consultants or advisors of the Corporation and its Affiliates who, as of the Effective Date, held the Non-Statutory Options listed on Schedule A, hereto, stimulating the efforts of employees who are selected to be participants on behalf of the Corporation, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of the Corporation, assisting the Corporation in competing effectively with other enterprises for the services of new employees who will advance the success of the Corporation, and attracting and retaining the best available individuals for service as directors of the Corporation, and generally providing additional incentive for them to promote the success of the Corporation’s business through the grant of Options of or pertaining to shares of the Corporation’s Common Stock.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix. This Plan, as amended and restated, shall be effective as of the Effective Date, but shall be subject to the closing of the Merger.

II.	STRUCTURE OF THE PLAN

From and after the Effective Date, the Plan shall consist of one equity program; the Option Grant Program under which eligible persons have, at the discretion of the Committee, been granted Non-Statutory Options.

III.	ADMINISTRATION OF THE PLAN

A. From and after the Effective Date, the Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder.

B. The Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Option granted by the Corporation under the Plan. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements with respect to Options (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

IV.	ELIGIBILITY

From and after the Effective Date, the only persons eligible to participate in the Plan shall be the Optionees holding unvested Non-Statutory Options under the Plan as of the Effective Date listed on Schedule A, hereto. From and after the Effective Date, no further grants shall be made to any individuals under this Plan.

V.	STOCK SUBJECT TO THE PLAN

The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to Section II, subparagraph F of Article Two, the maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed One Million Two Hundred Twenty Thousand (1,220,000) shares.

ARTICLE TWO

OPTION GRANT PROGRAM

I.	OPTION TERMS

Each Option is evidenced by one or more documents in the form approved by the Committee, including an Option Reset Agreement; provided, however, that each such document shall comply with the terms specified below.

A. Non-Statutory Options. From and after the Effective Date, only Non-Statutory Options shall be outstanding under the Plan.

B. Option Reset Agreement. Each Option shall be settled in accordance with its terms, including pursuant to the terms and conditions of any Option Reset Agreement.

C. Exercise and Term of Options.

(i) An option may be exercised by the Optionee giving written Notice specifying the number of shares with respect to which the option is then being exercised. The Notice shall be accompanied by payment in the form of cash or check payable to the order of the Corporation in an amount equal to the exercise price of the shares to be purchased, or subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Corporation, by delivery to the Corporation of shares of Common Stock having a Fair Market Value equal to the exercise price of the shares to be purchased.

(ii) If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Corporation entailing the sale of the Common Stock subject to an option in a brokered transaction (other than to the Corporation). Receipt by the Corporation of such Notice and payment in any authorized or combination of authorized means shall constitute the exercise of the option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Corporation shall deliver or cause to be delivered to the Optionee or his or her agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

D. Effect of Termination of Employment. Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any option, if the Optionee’s employment or other association with the Corporation and its Affiliates ends for any reason, (a) any outstanding option of the Optionee shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding option of the Optionee shall be forfeited or otherwise subject to return to or repurchase by the Corporation on the terms specified in the applicable option agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

E. Stockholder Rights. An Optionee shall not be deemed for any purpose to be a stockholder of the Corporation with respect to any of the shares of Common Stock subject to an Option, unless and until a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Common Stock to be issued pursuant to Options granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Corporation. Nothing contained in the Plan or in any award agreement evidencing an Option shall confer upon any recipient of an Option any right with respect to the continuation of his or her employment or other association with the Corporation (or any Affiliate), or interfere in any way with the right of the Corporation (or any Affiliate), subject to the terms of any separate employment, advisory or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, advisory or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Corporation and its Affiliates.

II. ACQUISITION

A. Effective upon the consummation of Acquisition, the Committee or the board of directors of the surviving or acquiring entity (as used in this Section II, also the “Committee”), shall, as to outstanding options (on the same basis or on different bases as the Committee shall specify), make appropriate provision for the continuation of such options by the Corporation or the assumption of such options by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such options either (i) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (net of any exercise price of such options), (ii) shares of stock of the surviving or acquiring entity or (iii) such other securities or other consideration as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition. In the event such surviving or acquiring entity (if any) does not assume or substitute options as provided herein, such options shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

B. In addition to or in lieu of the foregoing, with respect to outstanding options, the Committee may, on the same basis or on different bases as the Committee shall specify, upon written notice to the affected Optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options over the exercise price thereof. Unless otherwise determined by the Committee (on the same basis or on different bases as the Committee shall specify), and assuming there is no acceleration of vesting as provided in subsection (a) herein, any repurchase rights or other rights of the Corporation that relate to an option shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option pursuant to this Section II. The Corporation may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

C. Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, provide that the vesting of any or all Options shall accelerate upon a Acquisition. In such case, such options shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

D. Notwithstanding anything to the contrary herein, in the event of an involuntary termination of services for any reason other than death, disability or Cause within six (6) months following the consummation of a Acquisition, any options assumed or substituted in a Acquisition which are subject to vesting conditions and/or a right of repurchase in favor of the Corporation or a successor entity, shall accelerate in full. All such accelerated options shall be exercisable for a period of one (1) year following termination, but in no event after expiration date of such option. As used in this subsection (D) only, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation or any of its Affiliates, or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation may consider as grounds for the dismissal or discharge of any Optionee or other person in the service of the Corporation or any of its Affiliates.

E. In the event of a Acquisition while an Optionee is a member of the Board and not otherwise employed by the Corporation or any of its Affiliates, the vesting of any and all options shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

F. In connection with the Merger and effective upon the consummation thereof, this Plan is being assumed by Citrix on such terms and conditions as set forth in this Plan and the Option Reset Agreements and the Options granted hereunder may be assumed by Citrix and converted into Options to purchase a number of Citrix common stock on such terms and conditions as Citrix and the Committee consider appropriate in the circumstances.

III. ADJUSTMENT PROVISIONS

A. Adjustment for Corporate Actions. Subject to Section II, if subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock, through merger, consolidation, sale of all or substantially all the property of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Article One, Section V, (ii) any per person limitations and (iii) the numbers and kinds of shares or other securities subject to the then outstanding awards.

B. Dissolution or Liquidation. Upon dissolution or liquidation of the Corporation, other than as part of a Acquisition or similar transaction, each outstanding option shall terminate, but the Optionee shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

C. Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding options and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, options in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

D. Related Matters. Any adjustment in options made pursuant to this Section III shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of option exercise prices, rates of vesting or exercisability and other modifications which the Committee may deem necessary or appropriate so as to ensure the rights of the Optionee in their respective options are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section III. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section III shall result in an exercise price which is less than the par value of the Common Stock.

E. No Repricing; No Reload Grants. Other than in connection with a change in the Corporation’s capitalization (as described in this Section III), without stockholder approval (i) the exercise price of an may not be reduced, and (ii) no Option may be amended or cancelled for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price of such Option. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Common Stock to the Corporation in payment of the exercise price and/or tax withholding obligation under any Option.

ARTICLE THREE

[INTENTIONALLY OMITTED]

ARTICLE FOUR

MISCELLANEOUS

I.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan, as amended and restated, shall become effective on the Effective Date, provided the Plan has previously been adopted by the Board, and approved by the Corporation’s stockholders and Optionees (to the extent such Optionee consent is required under the Plan prior to this amendment and restatement).

B. The Plan shall terminate upon the earliest of (i) the expiration of the five (5) year period measured from the Effective Date, (ii) the date all Options outstanding as of the Effective Date are terminated, or (iii) the termination of all outstanding options in connection with a Acquisition. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

II.	TERMINATION AND AMENDMENT

A. The Board may at any time terminate the Plan or make such modifications or amendments of the Plan as it shall deem advisable; provided that the Board will not modify or amend the Plan if such amendment or modification would require stockholder approval under the Code or the rules of Nasdaq or the Securities and Exchange Commission. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Option outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Option granted hereunder, adversely affect the rights of the recipient under such Option. In addition, the Board may not, without the approval of the stockholders of the Corporation obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, amend the Plan to modify the provisions of Article Two, Section III.E., regarding the prohibitions on repricing.

B. The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, provided that the Option as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Option without his or her consent.

III.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IV.	WITHHOLDING

Whenever shares of Common Stock are issued or to be issued pursuant to Options granted under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Corporation an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Corporation under the Plan shall be conditional on satisfaction of all such withholding obligations and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Optionee may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Corporation withhold shares to satisfy their tax obligations. Optionees may only elect to have shares of Common Stock withheld having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

V.	REGULATORY APPROVALS

The implementation of the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VI.	UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to an Optionee by the Corporation, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments with respect to Options, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

VII.	INVESTMENT REPRESENTATIONS

The Corporation shall be under no obligation to issue any shares covered by any Option unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Optionee shall have made such written representations to the Corporation (upon which the Corporation believes it may reasonably rely) as the Corporation may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Optionee is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

VIII.	VIOLATIONS OF LAW

A. Notwithstanding any other provision of the Plan or the relevant award agreement (including and Option Reset Agreement), if, at any time, in the reasonable opinion of the Corporation, the issuance of shares of Common Stock covered by an Option may constitute a violation of law, then the Corporation may delay such issuance and the delivery of a certificate for such shares until (x) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (y) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(i) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933;

(ii) the Corporation shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Corporation) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws

The Corporation shall make all reasonable efforts to bring about the occurrence of said events.

IX.	PLACEMENT OF LEGENDS; STOP ORDERS; ETC.

Each share of Common Stock to be issued pursuant to Options granted under the Plan may bear a reference to the investment representation made in accordance with Section VII in addition to any other applicable restriction under the Plan, the terms of the Option and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Acquisition shall mean: (i) a merger or consolidation of the Corporation with or into another person; (ii) the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets to one or more other persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities immediately prior to that transaction; (iii) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 30% of the total combined voting power of the  ’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders that the Board does not recommend such stockholders accept, other than (a) the Corporation, (b) an employee benefit plan of the Corporation, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any other acquisition of the business of the Corporation in which a majority of the Board votes in favor of a decision that a Acquisition has occurred within the meaning of this Plan.

B. Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Corporation.

C. Board shall mean the Board of Directors of the Corporation, provided that following the consummation of the Merger, such term shall mean the Board of Directors of Citrix.

D. Citrix shall mean Citrix Systems, Inc.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Committee shall mean the Compensation Committee of the Board, which in general is responsible for the administration of the Plan. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporation shall mean Paglo Labs Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Paglo Labs Inc.

which shall by appropriate action adopt the Plan; provided that following the consummation of the Merger, the Corporation shall also mean Citrix unless the context otherwise requires.

I. Effective Date shall mean the date immediately prior to the closing date of the Merger.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Fair Market Value means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock as of any date is the last sale price for the Common Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

N. Merger shall mean the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 22, 2010, by and among, the Corporation, Citrix, Pele Acquisition Corporation and the Stockholder Representative named therein.

O. Notice shall mean any notice, demand, request or other communication hereunder to any party contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Optionee, at his or her residence address last filed with the Corporation and (ii) if to the Corporation, at its principal place of business, addressed to the attention of its (or if applicable, its Parent’s) Chief Financial Officer (and with a copy sent contemporaneously to the General Counsel), or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

P. Option shall mean an option to purchase shares of Common Stock.

Q. Optionee shall mean any person to whom an option is granted under the Plan.

R. Option Reset Agreement shall mean an Option Reset Agreement entered into by and between each Optionee and the Corporation.

S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. Plan shall mean the Corporation’s 2007 Stock Option/Stock Issuance Plan, as set forth in this document.

U. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.